Exhibit 99.1

Investor Relations Contact:	Media Contact:
Robert J. Vill	Jane Randel
Vice President, Treasury and Investor Relations	Vice President, Corporate Communications
Liz Claiborne Inc.	Liz Claiborne Inc.
201.295.7515	212.626.3408

LIZ CLAIBORNE INC. AGREES TO ACQUIRE KATE SPADE LLC

New York, NY November 8, 2006 – Liz Claiborne Inc. (NYSE:LIZ) announced today that it has agreed to purchase all of the equity interest in Kate Spade LLC (“Kate Spade”) for a purchase price of approximately $124 million, including the retirement of debt at closing.

Based in New York City, Kate Spade is a designer, marketer, wholesaler and retailer of fashion accessories for women and men through its kate spade® and JACK SPADE® brands. Kate Spade generated net sales of approximately $84 million for the fiscal year ended July 30, 2006. Consummation of the transaction is subject to review under the provisions of the Hart-Scott-Rodino Act and other customary closing conditions. The transaction is expected to close in the fourth quarter of 2006 and be slightly dilutive to fiscal 2007 earnings per share.

Kate Spade’s products are positioned as accessible luxury, targeting women of all ages who appreciate the combination of fashion and practicality. Kate Spade sells its products through a multi-channel, multi-geography distribution strategy, including company-owned retail and outlet stores, domestic and international wholesale accounts and e-commerce. Domestic department store distribution includes high-end purveyors such as Neiman Marcus, Saks Fifth Avenue, Nordstrom, and Bloomingdale’s. Currently, the company operates nineteen Kate Spade specialty retail stores, four Kate Spade outlets and one Jack Spade specialty retail store. Kate Spade’s product line includes handbags, small leather goods, fashion accessories, luggage and baby products. In addition, Kate Spade has existing licensing agreements for shoes, eyewear, tabletop and paper products as well as arrangements with international distributors in Asia.

Commenting on the announcement, Trudy Sullivan, President of Liz Claiborne Inc., said: “We are thrilled to welcome this iconic American brand into our Company. With its accessible luxury positioning, Kate Spade further diversifies our portfolio and provides considerable opportunity for organic growth. Our core competencies in both non-apparel and retail will enable us to uniquely capitalize on this compelling brand. We believe the potential for Kate Spade in the direct-to-consumer channel, both domestically and internationally, is sizeable. We also feel there are substantial growth prospects in both domestic and international wholesale accounts, as we optimize the penetration in upscale department and specialty stores. Brand extensions into apparel categories, fragrance and licensing offer additional avenues for expansion.”

Ms. Sullivan concluded: “Kate and Andy Spade, along with Elyce Arons and Pamela Bell, have created a terrific brand with a strong aesthetic and widespread consumer recognition. Our job now is to maintain the essence of Kate Spade while driving it to the next level – something we have done quite successfully with other acquired brands in our portfolio. We look forward to collaborating with Kate and the team.”

Liz Claiborne Inc. designs and markets an extensive range of branded women's and men's apparel, accessories and fragrance products. Our diverse portfolio of quality brands - available domestically and internationally via wholesale and retail channels - consistently meets the widest range of consumers’ fashion needs, from classic to contemporary, active to relaxed and denim to streetwear. Liz Claiborne Inc.’s brands include Axcess, Bora Bora, C & C California, City Unltd., Claiborne, Crazy Horse, Curve, Dana Buchman, Elisabeth, Ellen Tracy, Emma James, Enyce, First Issue, Intuitions, J.H. Collectibles, Juicy Couture, Kenzie, Kenziegirl, Laundry by Shelli Segal, LIZ, Liz Claiborne, Lucky Brand Jeans, Mac & Jac, Mambo, Marvella, Mexx, Monet, Monet 2, Prana, Realities, Sigrid Olsen, Soul by Curve, Spark, Stamp 10, Tapemeasure, Tint, Trifari, Villager and Yzza. In addition, Liz Claiborne Inc. holds the exclusive, long-term license to produce and sell men's and women's collections of DKNY® Jeans and DKNY® Active in the Western Hemisphere. The Company also has the exclusive license to produce jewelry under the Kenneth Cole New York and Reaction Kenneth Cole brand names.

Statements contained herein that relate to future events or the Company’s future performance, including, without limitation, statements with respect to the Company’s anticipated results of operations or level of business for 2006 or any other future period, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only and are not guarantees of future performance, and are subject to certain risks, uncertainties and assumptions. The Company may change its intentions, belief or expectations at any time and without notice, based upon any change in the Company’s assumptions or otherwise. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. In addition, some factors are beyond the Company’s control. Among the factors that could cause actual results to materially differ include risks related to the continuing challenging retail and macro-economic conditions, including the levels of consumer confidence and discretionary spending and the levels of customer traffic within department stores, malls and other shopping and selling environments, and a continuation of the deflationary trend in prices for apparel products; risks related to the Company's ability to successfully continue to evolve its supply chain system, including its product development, sourcing, logistics and technology functions, to reduce product cycle-time and costs and meet customer demands; risks associated with the Company’s dependence on sales to a limited number of large United States department store customers; the impact of consolidation among one or more of the Company’s larger customers, such as the merger between Federated Department Stores, Inc. and The May Department Store Company; risks associated with providing for the succession of senior management; risks related to retailer and consumer acceptance of the Company’s products; risks associated with the possible failure of the Company’s unaffiliated manufacturers to manufacture and deliver products in a timely manner, to meet quality standards or to comply with Company policies regarding labor practices or applicable laws or regulations; risks related to the Company’s ability to adapt to and compete effectively in the current quota environment, including changes in sourcing patterns resulting from the elimination of quota on apparel products, as well as lowered barriers to entry; risks associated with the Company’s ability to maintain and enhance favorable brand recognition; risks associated with the operation and expansion of the Company’s own retail business; risks associated with the Company’s ability to correctly balance the level of its commitments with actual orders; risks associated with the Company’s ability to identify appropriate acquisition candidates and negotiate favorable financial and other terms, against the background of increasing market competition (from both strategic and financial buyers) for the types of acquisitions the Company has made; risks associated with acquisitions and new product lines and markets, including risks relating to integration of acquisitions, retaining and motivating key personnel of acquired businesses and achieving projected or satisfactory levels of sales, profits and/or return on investment; risks associated with the Company’s ability to attract and retain talented, highly qualified executives and other key personnel; risks associated with any significant disruptions in the Company’s relationship with its employees; risks associated with changes in social, political, economic, legal and other conditions affecting foreign operations, sourcing or international trade, including the impact of foreign currency exchange rates, and currency devaluations in countries in which the Company sources product; risks associated with war, the threat of war and terrorist activities; work stoppages or slowdowns by suppliers or service providers; risks relating to protecting and managing intellectual property; and such other economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services and prices and such other factors as are set forth in our 2005 Annual Report on Form 10-K, including, without limitation, those set forth under the heading “Risk Factors” and under the heading “Statement Regarding Forward-Looking Disclosure”. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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